UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 19, 2010

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456 65	0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue South, Suite 400
 West Palm Beach, FL 33401
            (Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the ExchangeAct (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Metropolitan Health Networks, Inc. (the “Company”) was held on July 19, 2010 for the following purposes:

•	To elect seven members to the Company’s Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified; and

•	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The number of outstanding shares of the Company’s Common Stock as of June 2, 2010, the record date for the Annual Meeting, was 40,478,013 shares.  32,761,425 shares of Common Stock were represented in person or by proxy at the Annual Meeting, which was sufficient to constitute a quorum for the purpose of transacting business at the Annual Meeting.

The following directors were elected at the Annual Meeting:  (i) Michael M. Earley; (ii) Arthur D. Kowaloff; (iii) Michael E. Cahr; (iv) Casey L. Gunnell; (v) Richard A. Franco, Sr.; (vi) Mark D. Stolper; and (vii) John S. Watts, Jr.

The following table sets forth the number of votes cast for or withheld for each director nominee as well as the number of broker non-votes as to each such director nominee:

Director Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Michael M. Earley	21,066,168	470,881	11,224,376
Arthur D. Kowaloff	21,120,261	416,788	11,224,376
Michael E. Cahr	21,047,386	489,663	11,224,376
Casey L. Gunnell	21,112,286	424,763	11,224,376
Richard A. Franco, Sr.	21,100,887	436,162	11,224,376
Mark D. Stolper	21,112,461	424,588	11,224,376
John S. Watts, Jr.	21,107,261	429,788	11,224,376

With respect to the proposal to ratify the appointment of the Company’s independent registered public accounting firm: (i) 32,538,929 votes were cast for, (ii) 92,085 votes were cast against and (iii) 130,411 shares abstained from voting on this proposal. There were no broker non-votes with respect to this proposal. Accordingly, the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 20, 2010
METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel